Exhibit 3.87

CERTIFICATE OF CONVERSION

OF

SUNGARD INSURANCE SYSTEMS INC.

TO

SUNGARD INSURANCE SYSTEMS LLC

Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Insurance Systems Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Insurance Systems LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 26, 1995.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Insurance Systems Inc. The name under which the Corporation was originally incorporated is MIS Acquisition Inc.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Insurance Systems LLC.

4.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. EDT on August 12, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 12th day of August, 2005.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

Signature Page to SunGard Insurance Systems Inc. Certificate of Conversion

CERTIFICATE OF FORMATION

OF

SUNGARD INSURANCE SYSTEMS LLC

This Certificate of Formation of SunGard Insurance Systems LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Insurance Systems LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 12, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGard Insurance Systems LLC Certificate of Formation

        Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“FINANCIAL DATA PLANNING LLC”, A DELAWARE LIMITED LIABILITY COMPANY,

WITH AND INTO “SUNGARD INSURANCE SYSTEMS LLC” UNDER THE NAME OF “SUNGARD IWORKS LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF DECEMBER, A.D. 2006, AT 2:29 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2006, AT 11:59 O’CLOCK P.M.

2510607 8100M 061189277	Seal of the State of Delaware	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5310228 DATE: 12-27-06

State of Delaware Secretary of State Division of Corporations Delivered 02:28 PM 12/20/2006 FILED 02:29 PM 12/20/2006 SRV 061168578 - 2510607 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is SunGard Insurance Systems LLC and the name of the limited liability company being merged into this surviving limited liability company is Financial Data Planning LLC .

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is SunGard Insurance Systems LLC which shall change its name in the merger to SunGard iWORKS LLC.

FOURTH: The merger is to become effective on December 31, 2006 at 11:59PM.

FIFTH: The Agreement of Merger is on file at 680 E. Swedesford Road, Wayne, PA 19087 , the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 19th day of December, A.D., 2006.

By:
Authorized Person
Name:	Michael J. Ruane
Print or Type
Title:	Asst Vice President